Board of Directors

Data Sea, Inc.

1 Xinghuo Rd

Changning Building, Suite 21BC1

Fengtai District

Beijing, P.R. China

Gentlemen:

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated July 31, 2015 relating to the financial statements of Shuhai Information Technology Co., Ltd. as of June 30, 2015, and for the period from February 11, 2015 (inception) to June 30, 2015, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

February 9, 2016